EXHIBIT 10.9
DIRECTOR’S AGREEMENT
     This Agreement is entered into as of June 1, 2004 (the “Effective Date”) between Christopher Reinhard, an individual resident of the State of California, (the “Director”) and Artes Medical USA, Inc., a Delaware corporation, with offices at 4660 La Jolla Village Drive, Suite 825, San Diego, California 92122 (the “Company”).
RECITALS
     A. Director is interested in accepting a position as Chairman and a member of the Board of Directors of the Company.
     B. The Company desires to engage the services of Director as a member of its Board of Directors to serve under the terms of this Agreement.
     NOW THEREFORE, in consideration of the recitals and the mutual agreement contained herein, Director and Company agree as follows:
     1. Election. Director will be elected to the Board of Directors and to the position of Chairman of the Board of Directors, each effective June 1, 2004, pursuant to applicable law and the Company’s then-current Certificate of Incorporation, Bylaws and any other applicable agreements. Director agrees to serve as Chairman and a member of the Company’s Board of Directors until his successor is elected and qualified, or until his earlier resignation or removal.
     2. Director Obligations. During the term of this Agreement, Director shall have the following obligations:
          a. Director will devote such time and attention to the affairs of the Company as, in his/her good faith business judgment, a reasonable and diligent director similarly situated would devote thereto in the circumstances;
          b. Director will comply fully with a director’s fiduciary duty of care, and will perform his/her duties as a director and as a member of any Board committee in good faith, in a manner such director believes to be in the best interests of the Company and its shareholders and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. Provided, however, that if the Company’s Certificate of Incorporation contains a provision eliminating or limiting the personal liability of a director for monetary damages for a breach of such duty of care, Director shall be personally liable for such breaches only to the extent and in the circumstances provided under such provision or applicable law;
          c. Director will comply fully with a director’s fiduciary duty of loyalty, and will fully disclose to the Board any self-interest in any transaction or opportunity potentially involving the Company. Without such prior disclosure and prior Company Board approval, Director shall refrain from participating in any such interested transaction;
          d. Director shall use his/her best efforts to attend all regular and special meetings of the Board of Directors and any committees to which he is elected;

          e. Director shall spend a reasonable amount of time for informal consultations with the Chief Executive Officer of the Company or other directors over the telephone or otherwise; and
          f. Director shall consult, advise and assist in support of the Company’s products and services.
     3. Company Obligations. During the term of this Agreement, the Company shall have the following obligations:
          a. The Company will furnish Director with such information and access to its books, records and personnel to enable Director to perform his/her duties.
          b. Contemporaneously with the execution of this Agreement, the Company and Director will enter into an Indemnification Agreement in the form attached as Exhibit A. Director will also be entitled to indemnification as provided and to the extent set forth under the Company’s then-applicable Certificate of Incorporation and Bylaws, and applicable law;
          c. The Company will immediately add Director to its current Directors’ and Officers’ Liability insurance policy, and will immediately advise Director of any subsequent changes to such policy; and
          d. The Company will compensate Consultant as provided in Section 5 below.
     4. Term and Expiration.
          a. This Agreement shall become effective as of the date of Director’s election to the Company’s Board of Directors and remain in effect until Director’s successor is elected and qualified, or until his earlier resignation or removal. Director will act as an independent contractor at all times hereunder and not as an employee of the Company, and Director will have no authority to, and will not, bind the Company without express written approval from the Company’s Chief Executive Officer.
          b. Termination of this Agreement upon expiration of the term of this Agreement shall not affect Director’s right to compensation for expenses incurred or his/her right to indemnification for acts performed prior to the termination date.
     5. Compensation.
          a. For the services provided by Director hereunder, the Company’s Board of Directors has approved the grant to Director, of a warrant to purchase up to 650,000 shares of Company Common Stock, on terms provided in the form of Warrant attached as Exhibit B. Director may receive additional options as approved by the Board of Directors, such option grants to be made pursuant to a formal stock option agreement between the Company and Director, with the exercise price and other terms and conditions of such options will be governed exclusively by such option agreement.

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          b. If the Company wishes to engage Director for special projects or services, and if Director agrees to perform such special projects or services, such arrangements shall be summarized in writing and signed by the Company’s President, with such writing to include the scope of such services and the compensation therefor.
          c. The Company will reimburse Director for any actual expenses incurred by Director while rendering services under this Agreement, so long as the expenses are reasonable. Such expenses include expenses incurred while traveling on the Company’s business or traveling to Board meetings held outside San Diego County. Director will not be reimbursed for travel expenses for meetings held in San Diego County. Requests for reimbursement shall be in a form reasonably acceptable to the Company.
     6. Proprietary Information and Inventions. Director understands and agrees that the Company possesses and will continue to possess information that has been created, discovered or developed, or has otherwise become known to the Company or has been provided to the Company by third parties under obligations of confidentiality, which information has commercial value in the business in which the Company is engaged. All of such information is hereinafter called “Proprietary Information.”
          a. All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. At all times during his/her services hereunder, and at all times after termination of such service, Director will keep in confidence and trust all Proprietary Information, and will not use for his/her own account (or for the benefit of any other person or entity), or disclose any Proprietary Information or anything relating to it without the prior written consent of the Company, except as may be necessary in the ordinary course of performing duties as a director hereunder.
          b. All documents, data, records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to Director by the Company or produced by Director or others in connection with Director’s service shall be and remain the sole property of the Company and shall be returned promptly to the Company as and when requested by the Company, except that Director may retain, for archival purposes only, one copy of such material so long as it is retained in a secured environment. Should the Company not so request, Director shall return and deliver all such property upon termination of his service as a director for any reason, and Director will not retain any such property or any reproduction of such property upon such termination (subject to the archival exception above).
          c. Director will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, formulae, processes, experimental protocols, techniques, know-how and data relating to the Company’s current or potential business (collectively “Inventions”), whether or not patentable, made or conceived or reduced to practice or learned by Director, either alone or jointly with others, during the period of his/her service. Such Inventions shall be the property of the Company. Such disclosure shall continue for one (1) year after termination of this Agreement. Director hereby assigns and agrees to assign to the Company any Inventions that Director may conceive, make, invent or suggest in connection with his/her services under this Agreement.

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          d. Except as provided above, other Inventions that are developed by Director and not related to the Company (or its current or proposed businesses) during the term of this Agreement shall remain the property of Director.
     7. Prohibited Activities. During the term of this Agreement, Director will not, directly or indirectly, own, manage, operate, join, control, finance, consult to, advise or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or allow his name to be used in any Annual Report, Quarterly Report, Private Placement Memorandum or advertisement of, or solicit or attempt to solicit business on behalf of, any person, business or enterprise which is in actual or potential competition with the Company or any of Company’s affiliates.
     8. General Provisions.
          a. Entire Agreement. This Agreement contains the complete and entire understanding and agreement between the parties and supersedes any previous communications, representations or agreements, verbal or written, related to the subject matter of this Agreement. This Agreement may only be amended by a writing signed by the party to be charged or its successor(s) in interest.
          b. Severability. In the event any paragraph or provision of this Agreement is held to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of the Agreement shall nevertheless be binding upon the parties with the same force and effect as though the void and unenforceable parts had been severed or deleted.
          c. Conflict of Laws. Although Director’s fiduciary duties will be governed by the law of the Company’s state of organization, the parties hereto expressly agree that this interpretation and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the United States and the State of California, applicable to contracts executed and to be performed entirely within California and by California residents, to the exclusion of any other applicable body of governing law and without regard to choice of law provisions. In the event that either party commences a legal action pursuant to this Agreement, the parties hereto agree that the federal and state courts located in the State of California shall have exclusive jurisdiction over any such action.
          d. Binding on Others. This Agreement shall be binding upon and shall inure to the benefit of the parties’ successors and assigns.
          e. Captions. The captions appearing in this Agreement are inserted for convenience and reference only, and in no way define, limit or describe the scope or intent of this Agreement or any of the provisions hereof.
          f. No Waiver. The waiver of any term or provision of this Agreement shall not be construed as a waiver of any other term or provision.

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          g. Condition of Performance. Each party’s performance of its duties and obligations hereunder is conditioned upon, and subject to, the faithful performance by the other party of such other party’s own duties and obligations hereunder.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written first above.

Date: 6.17.04	“Director”

/s/ Christopher Reinhard

Christopher Reinhard

Date: June 14th, 2004	“Company”
Artes Medical USA, Inc.

	By:	/s/ Stefan Lemperle, M.D.

Its: President & CEO

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EXHIBIT A
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (the “Agreement”) is made as of June 1, 2004, by and between Artes Medical USA, Inc., a Delaware corporation (the “Company”), and Christopher Reinhard (the “Indemnitee”).
RECITALS
     The Company and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors, officers and key employees, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers and key employees to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited. Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and agents of the Company may not be willing to continue to serve as agents of the Company without additional protection. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, and to indemnify its directors, officers and key employees so as to provide them with the maximum protection permitted by law.
AGREEMENT
     In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:
     1. Indemnification.
          (a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.
          (b) Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company in the performance of Indemnitee’s duty to the Company and its stockholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
          (c) Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.
     2. No Employment Rights. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.
     3. Expenses; Indemnification Procedure.
     (a) Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referred to in Section l(a) or Section 1(b) hereof (including amounts actually paid in settlement of any such action, suit or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.
     (b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company and shall be given in accordance with the provisions of

Section 12(d) below. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.
     (c) Procedure. Any indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than thirty (30) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 11 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.
     (d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
     (e) Selection of Counsel. In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.
     4. Additional Indemnification Rights; Nonexclusivity.
     (a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.
     (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested members of the Company’s Board of Directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any action, suit or other covered proceeding.
     5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.
     6. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

     7. Officer and Director Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.
     8. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.
     9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
     (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;
     (b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;
     (c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to

Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company; or
     (d) Claims under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.
     10. Construction of Certain Phrases.
     (a) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
     (b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
     11. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

     12. Miscellaneous.
     (a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of law.
     (b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
     (c) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
     (d) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax or 48 hours after being sent by nationally-recognized courier or deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.
     (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
     (f) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns.
     (g) Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.
[Signature Page Follows]

     The parties hereto have executed this Agreement as of the day and year set forth on the first page of this Agreement.

Artes Medical USA, Inc.

By:

Title:

Address:

Fax Number:

AGREED TO AND ACCEPTED:

Christopher Reinhard

Address:

Fax Number:

EXHIBIT B
WARRANT
Intentionally omitted.